UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):     October 23, 2008

www.bmhc.com

Building Materials Holding Corporation

Delaware	001-33192	91-1834269
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Embarcadero Center, Suite 3200, San Francisco, CA 94111

(415) 627-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard

On October 23, 2008, we were notified by the New York Stock Exchange (NYSE) that we are no longer compliant with the NYSE’s continued listing requirements. Specifically, we are no longer compliant with Rule 802.01B as our average market capitalization was less than $25 million for the prior 30 trading-day period. On October 22, 2008, our market capitalization was $20.6 million and our average market capitalization over the preceding 30 trading-day period was $24.6 million.

The NYSE suspended trading of our common shares prior to the NYSE’s opening on Wednesday, October 29, 2008 and commenced procedures to delist our common shares.

As an interim step to listing on the OTC Bulletin Board (OTCBB), our common shares commenced trading Wednesday, October 29, 2008 on the OTC Pink Sheets market under the symbol BLGM.

Shortly, we expect our common shares to be traded on the OTCBB. The OTCBB market is a regulated quotation service that displays real-time quotes, last-sale prices and volume information for over 3,000 companies.

Quotes for our common shares can be found at www.pinksheets.com. For more information, call (415) 627-9100.

A copy of our related news releases are attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit
Number	Description

99.1	News releases dated October 29, 2008 and October 23, 2008

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Building Materials Holding Corporation

Date: October 29, 2008	/s/ Paul S. Street
Paul S. Street
Senior Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

Exhibit Index

Exhibit
Number	Description

99.1	News releases dated October 29, 2008 and October 23, 2008